UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

AMERICAN AFFORDABLE HOUSING II LIMITED PARTNERSHIP
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
Class A Limited Partner Interests
(2) Aggregate number of securities to which transaction applies:
Class A Limited Partner Interests
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

$0. Pursuant to Rule 0-11(c)(2), the fee was calculated on the amount of cash that is estimated to be received by the Registrant from sales proceeds of the sales of Registrant’s property, assuming that the Registrant receives distributions from its investments in local partnerships equal to the maximum amount of the estimated liquidation proceeds.

(4) Proposed maximum aggregate value of transaction:
$0
(5) Total fee paid:
$0
☒ Fee paid previously with preliminary materials. $0
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

American Affordable Housing II Limited Partnership

One Boston Place

Suite 2100

Boston, MA 02108

(617) 624-8900

February 28, 2008

Dear Unit Holder (“Unit Holder”):

In January 2008, a Consent Solicitation Statement and accompanying information regarding the proposed liquidation of American Affordable Housing II Limited Partnership (“AAH II” or the “Partnership”) were sent to you as an outstanding Unit Holder.

For your convenience, we have enclosed another copy of the consent form regarding the liquidation (the “Proxy Card”).  To receive your vote, we recommend that you fax your consent form to ACS Securities Services Inc., at 214-887-7411; vote by phone, toll free at 888-332-5715; or via the internet at http://www.acssecurities.com/bc/americanaffordable2 and follow the link to the Proxy voting website.  In order to vote by phone or internet you will need the unique seven-digit number printed on the enclosed Proxy Card.  Or, if you choose you can mail your Proxy Card to ACS Securities Services Inc., 3988 N. Central Expressway, Dallas, TX 75204.  For a complete set of voting instructions please see the “Voting Procedures” section of the Consent Solicitation Statement or call Boston Capital Investor Services toll free at 1-800-955-2733.

YOUR VOTE IS VERY IMPORTANT.  FAILURE TO VOTE YOUR CONSENT WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE LIQUIDATION.

Consent cards may be sent in indefinitely, until the requisite consent is obtained or the General Partner abandons the solicitation, at its sole discretion.  Consent cards, however, will only remain valid for 11 months from the time they are signed and dated.  If the liquidation is approved by the holders of a majority of Units, the General Partner will enter its plan of liquidation and begin the orderly liquidation of the remaining assets held by the Partnership.  If holders of a majority of Units do not approve or do not vote for the proposed liquidation, the Partnership will continue to operate.

The General Partner recommends for liquidation of the Partnership.  The General Partner makes this recommendation for reasons explained in further detail in the Consent Solicitation Statement, including that liquidation of the Partnership may free suspended passive activity losses for certain Unit Holders, the properties owned by the Partnership no longer produce tax credits for the Unit Holders, and the lack of an established trading market for the Units.  The liquidation will provide Unit Holders with an opportunity to dispose of their Units, which are not actively traded.

For a complete description of the proposed liquidation and reasons for our recommendation in favor of the liquidation, please see our Consent Solicitation Statement, dated January 9, 2008, filed as a definitive proxy statement with the Securities and Exchange Commission.  The Consent Solicitation Statement may be accessed on the Internet through the SEC’s website at http://www.sec.gov, and is available in paper form to Unit Holders without charge upon written request to President, One Boston Place, Suite 2100, Boston, MA 02108 or by calling Boston Capital Investor Services, toll free at 1-800-955-2733.

In addition, if you have any questions or require assistance in completing or submitting your consent card, please call Boston Capital Investor Services, toll free at 1-800-955-2733.

Sincerely,

John P. Manning

President, C&M Management, Inc.,

the general partner of BCA Associates Limited Partnership,

the general partner of Boston Capital Associates Limited Partnership,

the general partner of American Affordable Housing II Limited Partnership

FORWARD-LOOKING STATEMENTS

This letter and the Consent Solicitation Statement referenced herein contain forward-looking statements.  When used in this letter and the Consent Solicitation Statement, the words “may,” “believes,” “anticipates,” “expects” and similar expressions are intended to identify forward-looking statements; however, not all forward-looking statements will contain such expressions.  Such statements are subject to a number of risks and uncertainties.  Actual results or events in the future could differ materially from those described in the forward-looking statements as a result of intervening events and general economic conditions and other factors set forth in this Consent Solicitation Statement.  We further caution recipients of this letter and the Consent Solicitation Statement that the discussion of these factors may not be exhaustive.  We undertake no obligation to update any forward-looking statements that may be made to reflect any future events or circumstances.

REMINDER:

You can vote your Units by facsimile, phone or the Internet.

Please follow the instructions on the Proxy Card included with the Consent Solicitation Statement.

If you have any questions, or need assistance

In voting your Units, please contact:

Boston Capital Investor Services

toll free at 1-800-955-2733